Exhibit 99.1

NEXSTAR MEDIA GROUP REPORTS SECOND QUARTER NET REVENUE OF $1.24 BILLION

Q2 Consolidated Net Revenue Drives Operating Income of $179 Million, Net Income of $75 Million,

Consolidated Adjusted EBITDA of $331 Million and Attributable Free Cash Flow of $100 Million

Quarterly and Six Month Return of Capital to Shareholders of $189 Million and $414 Million, Respectively

IRVING, Texas – August 8, 2023 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) today reported financial results for the second quarter and six months ended June 30, 2023 as summarized below:

Summary 2023 Second Quarter Highlights

NEXSTAR - CONSOLIDATED(1)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
($ in millions)	2023	2022	Change	2023	2022	Change
Core Advertising Revenue	$404	$413	(2.2)	$821	$841	(2.4)
Political Advertising Revenue	9	87	(89.7)	17	110	(84.5)
Total Television Advertising Revenue	$413	$500	(17.4)	$838	$951	(11.9)

Distribution Revenue	696	646	+7.7	1,424	1,314	+8.4
Digital Revenue	98	88	+11.4	190	167	+13.8
Other Revenue	33	11	+200.0	45	23	+95.7
Net Revenue	$1,240	$1,245	(0.4)	$2,497	$2,455	+1.7

Income from Operations	$179	$334	(46.4)	$383	$663	(42.2)

Net Income	$75	$226	(66.8)	$163	$478	(65.9)

Adjusted EBITDA(2), (3)	$331	$489	(32.3)	$822	$1,134	(27.5)
Adjusted EBITDA Margin(4)	26.7%	39.3%		32.9%	46.2%

Attributable Free Cash Flow(2), (3)	$100	$221	(54.8)	$483	$784	(38.4)

NEXSTAR - EXCLUDING THE CW NETWORK, LLC (“Nexstar, Ex-The CW”)(1)
Net Revenue	$1,170	$1,245	(6.0)	$2,370	$2,455	(3.5)

Adjusted EBITDA(2), (3)	$405	$489	(17.2)	$971	$1,134	(14.4)
Adjusted EBITDA Margin(4)	34.6%	39.3%		41.0%	46.2%

Free Cash Flow(2), (3)	$131	$221	(40.7)	$569	$784	(27.4)
(1)
On September 30, 2022, Nexstar completed its acquisition of a 75% ownership interest in The CW Network, LLC (“The CW”). Nexstar – Consolidated refers to all of the Company’s operations while Nexstar, Ex-The CW refers to the Consolidated results without The CW operations and eliminations. Management believes this presentation to be useful to investors as an indicator of our assets’ operating performance as we are undertaking initiatives to improve the profitability of The CW. See the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section of this press release for more information.
(2)
Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release. Beginning in the fourth quarter of 2022, Nexstar defined Adjusted EBITDA and Free Cash Flow as metrics excluding transaction and one-time expenses. As such, Adjusted EBITDA Before Transaction and Other One-Time Expenses and Free Cash Flow Before Transaction and Other One-Time Expenses descriptions are no longer presented.
(3)
For the six months ended June 30, 2023, these metrics exclude the portion of our distribution from Television Food Network, G.P. (“TV Food Network”) related to the net proceeds of an accounts receivable securitization.
(4)
Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

Nexstar Media Group, Inc. 08/08/2023	page 2

CEO Comment

Perry A. Sook, Chairman and Chief Executive Officer of Nexstar Media Group, Inc. commented, “Nexstar again outperformed consensus expectations in the second quarter across all key financial metrics including net revenue, Adjusted EBITDA and Attributable Free Cash Flow. We attribute our strong performance to the combination of the benefits of scale in our Company-wide relationships and our decentralized local and business-unit management which are focused on delivering exceptional news, sports and entertainment to viewers and proven marketing solutions for advertisers at attractive operating margins. During the quarter we made continued meaningful progress with our ongoing organic growth initiatives at The CW Network and NewsNation. Our consistent free cash flow generation provides us with the financial flexibility to invest in our future while continuing to return capital to our shareholders. In the first half of the year, we returned $414 million to shareholders in the form of dividends and share repurchases, representing 86% of our first half Attributable Free Cash Flow.

“We are excited about Nexstar’s near- and longer-term organic growth opportunities as we continue to leverage our portfolio of local and national media assets. Our platform provides nationwide reach with local activation at a greater scale than every other major broadcast network owner. Nexstar’s platform has attracted strong interest from sports properties looking to align with broadcast television to deliver the highest ratings and widest distribution to their fan bases while also providing promotion and engagement at the local level to drive attendance and ancillary revenue streams. Subsequent to quarter-end The CW entered into sports programming agreements to carry ACC football and basketball beginning in September 2023 and the NASCAR Xfinity Series beginning in 2025, both of which are expected to accelerate viewership and revenue growth for The CW ecosystem. In addition, with our deep local and national news resources and unbiased approach, NewsNation remains the fastest growing cable news network in primetime. During the quarter, NewsNation marked a major milestone by becoming a 24/5 news network with the debut of new expanded daytime programming, the launch of the network’s political ensemble program, The Hill, and the addition of a new evening news program.

“Looking forward, we expect the balance of 2023 will continue to reflect our ability to outperform the overall advertising market and benefit from renegotiated distribution contracts representing more than half of our subscribers at the end of 2022, partially offset by the ongoing impact of negotiations with certain distribution partners. We are even more excited about 2024 as Nexstar will realize upside from presidential election year political advertising, additional distribution contract renewals this year, a slowing of losses related to The CW Network, as well as expectations for a declining interest rate environment and a recovering economy. Given Nexstar’s exciting growth initiatives, robust free cash flow generation, solid capital returns to shareholders and our modest leverage, we remain well positioned to deliver enhanced value to shareholders.”

Second Quarter 2023 Business Highlights

•
Delivered first half and second quarter return of capital to shareholders of $414 million and $189 million, respectively in the form of share repurchases and dividends.
•
Nexstar shareholders voted to declassify the Company’s Board of Directors which will result in all directors standing for election at each upcoming annual meeting of stockholders.
•
Announced that Nexstar owned and operated television stations in three of the nation’s top-15 television markets, including WPHL-TV in Philadelphia (DMA #4), KRON-TV in San Francisco (DMA #10), and WTTA-TV in Tampa (DMA #13), will affiliate with The CW Network on September 1, 2023, bringing the number of Nexstar and partner-owned The CW Network stations to 40, covering 38% of U.S. TV Households.
•
Announced that 23 Nexstar television stations earned a total of 36 regional Edward R. Murrow Awards For Outstanding Journalism And Exceptional Locally Produced News Programming.

Nexstar Media Group, Inc. 08/08/2023	page 3

•
The CW Network announced its primetime schedule for the 2023-2024 broadcast season with a strategic mix of new and returning original scripted series and exciting new alternative programming.
•
Announced the acquisition of KUSI-TV, an independent station and local news powerhouse in San Diego, CA, the nation’s 30th-largest television market. The transaction has received preliminary FCC approval, is expected to close before the end of the year, and will benefit economically from Nexstar recapturing The CW affiliation on a primary signal when the affiliation becomes available in the market.
•
NewsNation marked a major cable news milestone by becoming a 24/5 news network with the debut of new expanded daytime programming, as well as the launch of the network’s political ensemble program, “The Hill," and evening news program, “Elizabeth Vargas Reports.”

Second Quarter 2023 Financial Highlights

•
Second quarter net revenue of $1.24 billion was essentially flat compared to $1.25 billion in the prior year quarter.
o
The cyclical year-over-year decline in political advertising and core advertising revenue was virtually offset by record second quarter distribution revenue and the benefit of The CW Network acquisition which occurred on September 30, 2022.
o
67% of Nexstar’s second quarter net revenue was generated by distribution, digital and other revenue sources.
o
Excluding political advertising revenue, net revenue increased 6.3% year-over-year.

•
Second quarter core advertising revenue of approximately $404 million decreased by 2.2% year over year.
o
Core television advertising was impacted by continued softness in the advertising market, primarily due to national advertising, partially offset by the inclusion of The CW Network.

•
Second quarter political advertising revenue of approximately $9 million compared to $87 million in the prior year.
o
The reduction in political television advertising was due to the lack of material election activity in odd years.

•
Record second quarter distribution revenue of approximately $696 million increased 7.7% versus prior year.
o
Distribution revenue growth was driven by the renewal of distribution agreements in 2022 representing more than half of our subscriber base on improved terms and annual rate escalators, as well as growth in virtual MVPD revenue and the inclusion of The CW Network. These factors more than offset continued MVPD subscriber attrition and the impact of the removal of partner stations from certain MVPDs related to continued negotiations.

•
Record second quarter digital revenue increased 11.4% year-over-year to approximately $98 million.
o
Digital revenue growth was primarily due to the inclusion of The CW Network and year-over-year increases in Nexstar’s local digital advertising revenue and agency services business, which more than offset weakness in national digital advertising and ecommerce.

•
On a consolidated basis, second quarter Adjusted EBITDA was $331 million, representing a 26.7% margin, and second quarter attributable free cash flow was $100 million.
o
Adjusted EBITDA is inclusive of losses related to The CW Network, the impact of lower core and political advertising revenue, increased news expenses related to the expansion of news programming at NewsNation and Nexstar’s local news operations as well as a reduction in the TV Food Network distribution primarily related to lower advertising revenue.

Nexstar Media Group, Inc. 08/08/2023	page 4

•
Excluding The CW Network, second quarter Adjusted EBITDA was $405 million, representing a 34.6% margin, and second quarter free cash flow was $131 million, or 32% of Adjusted EBITDA.

•
In the second quarter of 2023, the Company used cash flow from operations to:
o
Return $189 million to shareholders through the repurchase of 857,843 shares of Nexstar’s common stock at an average price of approximately $163.77 per share for a total of $141 million, and quarterly cash dividend payments of $48 million, and
o
Reduce debt by approximately $31 million.

Debt and Leverage Review

•
The consolidated debt of Nexstar and Mission Broadcasting, Inc. (“Mission”), an independently owned variable interest entity, at June 30, 2023 was $6.90 billion, including senior secured debt of $4.18 billion.
•
During the quarter, in connection with the elimination of LIBOR, the Company and Mission amended their respective credit agreements to replace LIBOR with SOFR on industry standard terms for their respective Term Loan B borrowings.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which ratios only include Nexstar, excluding The CW Network’s operations and cash balance. As of June 30, 2023, The CW Network had $75 million of cash on its balance sheet.
o
The Company’s first lien net leverage ratio at June 30, 2023 was 1.79x compared to a covenant of 4.25x.
o
The Company’s total net leverage ratio at June 30, 2023 was 3.03x.

The table below summarizes the Company’s debt obligations (net of financing costs, discounts and/or premiums).

($ in millions)	June 30, 2023	December 31, 2022
Revolving Credit Facilities	$62	$62
First Lien Term Loans	4,122	4,178
5.625% Senior Unsecured Notes due 2027	1,718	1,718
4.75% Senior Unsecured Notes due 2028	993	993
Total Outstanding Debt	$6,895	$6,951

Unrestricted Cash	$346	$204

Second Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 877-407-9208 or +1 201-493-6784, conference ID 13739608 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

Definitions and Disclosures Regarding non-GAAP Financial Information

Nexstar Media Inc., a wholly-owned subsidiary of the Company, acquired a 75% ownership interest in The CW on September 30, 2022 and designated The CW as an “Unrestricted Subsidiary” as permitted under the terms of its debt agreements. The financial results for The CW are included in the financial presentation herein from that date forward. The financial results of The CW, the Company’s only Unrestricted Subsidiary, and associated eliminations are excluded from the calculation of the Company’s leverage ratio for purposes of compliance with its financial covenant.

Nexstar Media Group, Inc. 08/08/2023	page 5

Beginning in the fourth quarter of 2022, Nexstar defined Adjusted EBITDA and Free Cash Flow as metrics excluding transaction and one-time expenses. As such, Adjusted EBITDA Before Transaction and Other One-Time Expenses and Free Cash Flow Before Transaction and Other One-Time Expenses descriptions are no longer presented.

Adjusted EBITDA is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (gain) loss on asset disposal, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus reimbursement from the FCC related to station repack and broadcast rights payments (excluding broadcast rights payments for The CW). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance and a measure of our ability to service debt. It is also used by management to identify the cash available for strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. We also believe that Adjusted EBITDA is useful to investors and lenders as a measure of valuation and ability to service debt.

Adjusted EBITDA for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Adjusted EBITDA, less the Adjusted EBITDA of The CW and Eliminations.

Free cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (gain) loss on asset disposal, stock-based compensation expense, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus payments for broadcast rights (excluding broadcast rights payments for The CW), cash interest expense, capital expenditures, proceeds from disposals of property and equipment, and operating cash income tax payments. We consider Free Cash Flow to be an indicator of our assets’ operating performance. In addition, this measure is useful to investors because it is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of Free Cash Flow may differ from our definition.

Attributable Free Cash Flow is calculated as Consolidated Free Cash Flow, less free cash flow of The CW attributable to its noncontrolling interests.

Free Cash Flow for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Free Cash Flow, less the free cash flow of The CW and Eliminations.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Free Cash Flow to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. For example, the definition of Free Cash Flow excludes stock-based compensation expenses specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. In addition, the definition of Free Cash Flow excludes the impact of non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets which are unpredictable. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Nexstar Media Group, Inc. 08/08/2023	page 6

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across television, streaming and digital platforms, including more than 300,000 hours of news, sports, and entertainment programming each year. Nexstar owns America’s largest local broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 212 million people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, America’s fastest-growing national news and entertainment cable network reaching 70 million television homes, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including The Hill and BestReviews, are collectively a Top 10 U.S. digital news and information property. In addition to delivering exceptional content and service to our communities, Nexstar provides premium multiplatform and video-on-demand advertising opportunities at scale for businesses and brands seeking to leverage the strong consumer engagement of our compelling content offering. For more information, please visit nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:	Media Contact:
Lee Ann Gliha Executive Vice President and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni
JCIR
212/835-8500 or nxst@jcir.com

Nexstar Media Group, Inc. 08/08/2023	page 7

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Operations

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$1,240	$1,245	$2,497	$2,455

Operating expenses (income):
Direct operating expenses	537	502	1,075	992
Selling, general and administrative expenses, excluding corporate	213	216	431	417
Corporate expenses	49	50	97	97
Depreciation and amortization expense	262	143	511	288
Other	-	-	-	(2)
Total operating expenses	1,061	911	2,114	1,792
Income from operations	179	334	383	663
Income from equity method investments, net	32	36	57	74
Interest expense, net	(111)	(76)	(218)	(145)
Pension and other postretirement plans credit, net	10	11	19	22
Other expenses, net	-	(7)	(1)	(12)
Income before income taxes	110	298	240	602
Income tax expense	(35)	(72)	(77)	(124)
Net income	75	226	163	478
Net loss attributable to noncontrolling interests	21	1	44	1
Net income attributable to Nexstar Media Group, Inc.	$96	$227	$207	$479

Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$2.68	$5.66	$5.71	$11.80
Diluted	$2.64	$5.56	$5.61	$11.54

Weighted average number of common shares outstanding:
Basic (in thousands)	35,788	40,203	36,250	40,572
Diluted (in thousands)	36,314	40,928	36,878	41,454

Nexstar Media Group, Inc. 08/08/2023	page 8

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$153	$(78)	$-	$75	$226	$-	$-	$226

Add (Less):
Interest expense (income), net	111	-	-	111	76	-	-	76
Income tax expense	35	-	-	35	72	-	-	72
Depreciation and amortization expense(1)	141	1	-	142	143	-	-	143
Stock-based compensation expense	13	-	-	13	13	-	-	13
Gain on asset disposal and operating lease terminations, net	(6)	-	-	(6)	-	-	-	-
Transaction and other one-time expenses	1	3	-	4	3	-	-	3
Income from equity method investments, net	(32)	-	-	(32)	(36)	-	-	(36)
Distributions from equity method investments(2)	25	-	-	25	31	-	-	31
Pension and other postretirement plans credit, net	(10)	-	-	(10)	(11)	-	-	(11)
Other non-operating expenses, net	-	-	-	-	7	-	-	7
Reimbursement from the FCC related to station repack	-	-	-	-	-	-	-	-
Payments for broadcast rights(1)	(23)	-	-	(23)	(33)	-	-	(33)
Adjusted EBITDA before transaction, one-time and other non-cash items	408	(74)	-	334	491	-	-	491
Margin %	34.9%	(98.7%)	-	26.9%	39.4%	-	-	39.4%

Less: Transaction and other one-time expenses	(1)	(3)	-	(4)	(3)	-	-	(3)
Adjusted EBITDA before non-cash and other items	407	(77)	-	330	488	-	-	488
Margin %	34.8%	(102.7%)	-	26.6%	39.2%	-	-	39.2%

Add (Less):
Stock-based compensation expense	(13)	-	-	(13)	(13)	-	-	(13)
Pension and other postretirement plans credit, net	10	-	-	10	11	-	-	11
Transaction and other one-time expenses	1	3	-	4	3	-	-	3
Adjusted EBITDA	$405	$(74)	$-	$331	$489	$-	$-	$489
Margin %	34.6%	(98.7%)	-	26.7%	39.3%	-	-	39.3%

Net revenue	$1,170	$75	$(5)	$1,240	$1,245	$-	$-	$1,245

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.

Nexstar Media Group, Inc. 08/08/2023	page 9

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Six Months Ended June 30, 2023				Six Months Ended June 30, 2022
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$324	$(161)	$-	$163	$478	$-	$-	$478

Add (Less):
Interest expense (income), net	219	(1)	-	218	145	-	-	145
Income tax expense	77	-	-	77	124	-	-	124
Depreciation and amortization expense(1)	281	3	-	284	288	-	-	288
Stock-based compensation expense	27	-	-	27	26	-	-	26
Gain on asset disposal and operating lease terminations, net	(7)	-	-	(7)	-	-	-	-
Transaction and other one-time expenses	1	10	-	11	5	-	-	5
Income from equity method investments, net	(57)	-	-	(57)	(74)	-	-	(74)
Distributions from equity method investments(2)	182	-	-	182	224	-	-	224
Pension and other postretirement plans credit, net	(19)	-	-	(19)	(22)	-	-	(22)
Other non-operating expenses, net	1	-	-	1	12	-	-	12
Reimbursement from the FCC related to station repack	-	-	-	-	(2)	-	-	(2)
Payments for broadcast rights(1)	(50)	-	-	(50)	(66)	-	-	(66)
Adjusted EBITDA before transaction, one-time and other non-cash items	979	(149)	-	830	1,138	-	-	1,138
Margin %	41.3%	(109.6%)	-	33.2%	46.4%	-	-	46.4%

Less: Transaction and other one-time expenses	(1)	(10)	-	(11)	(5)	-	-	(5)
Adjusted EBITDA before non-cash and other items	978	(159)	-	819	1,133	-	-	1,133
Margin %	41.3%	(116.9%)	-	32.8%	46.2%	-	-	46.2%

Add (Less):
Stock-based compensation expense	(27)	-	-	(27)	(26)	-	-	(26)
Pension and other postretirement plans credit, net	19	-	-	19	22	-	-	22
Transaction and other one-time expenses	1	10	-	11	5	-	-	5
Adjusted EBITDA	$971	$(149)	$-	$822	$1,134	$-	$-	$1,134
Margin %	41.0%	(109.6%)	-	32.9%	46.2%	-	-	46.2%

Net revenue	$2,370	$136	$(9)	$2,497	$2,455	$-	$-	$2,455

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.

Nexstar Media Group, Inc. 08/08/2023	page 10

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$153	$(78)	$-	$75	$226	$-	$-	$226

Add (Less):
Interest expense (income), net	111	-	-	111	76	-	-	76
Income tax expense	35	-	-	35	72	-	-	72
Depreciation and amortization expense(1)	141	1	-	142	143	-	-	143
Stock-based compensation expense	13	-	-	13	13	-	-	13
Gain on asset disposal and operating lease terminations, net	(6)	-	-	(6)	-	-	-	-
Transaction and other one-time expenses	1	3	-	4	3	-	-	3
Income from equity method investments, net	(32)	-	-	(32)	(36)	-	-	(36)
Distributions from equity method investments(2)	25	-	-	25	31	-	-	31
Pension and other postretirement plans credit, net	(10)	-	-	(10)	(11)	-	-	(11)
Other non-operating expenses, net	-	-	-	-	7	-	-	7
Payments for broadcast rights(1)	(23)	-	-	(23)	(33)	-	-	(33)
Cash interest (expense) income, net	(109)	-	-	(109)	(72)	-	-	(72)
Capital expenditures, excluding station repack and CVR spectrum	(38)	(3)	-	(41)	(34)	-	-	(34)
Capital expenditures related to station repack	-	-	-	-	-	-	-	-
Proceeds from disposal of assets	6	-	-	6	-	-	-	-
Operating cash income tax (payments) benefit, net(3)	(146)	-	27	(119)	(175)	-	-	(175)

Free cash flow before transaction, one-time and other non-cash items	121	(77)	27	71	210	-	-	210

Less: Transaction and other one-time expenses	(1)	(3)	-	(4)	(3)	-	-	(3)

Free cash flow before non-cash and other items	120	(80)	27	67	207	-	-	207

Add: Pension and other postretirement plans credit, net	10	-	-	10	11	-	-	11
Transaction and other one-time expenses	1	3	-	4	3	-	-	3

Free cash flow	$131	$(77)	$27	$81	$221	$-	$-	$221

Less: Free cash flow attributable to noncontrolling interests	-	(19)	-	(19)	-	-	-	-

Attributable free cash flow(4)	$131	$(58)	$27	$100	$221	$-	$-	$221

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.
(3)
The estimated cash income tax benefit from The CW’s operating results was included in the elimination and other and consolidated columns, but were excluded from the Nexstar, Ex-The CW columns.
(4)
The columns including The CW, reflect the Company’s 75% ownership interest in The CW multiplied by The CW’s pre-tax free cash flow; For Nexstar, Ex-The CW column, reflects 100% of the Company’s free cash flow, as defined.

Nexstar Media Group, Inc. 08/08/2023	page 11

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Six Months Ended June 30, 2023				Six Months Ended June 30, 2022
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$324	$(161)	$-	$163	$478	$-	$-	$478

Add (Less):
Interest expense (income), net	219	(1)	-	218	145	-	-	145
Income tax expense	77	-	-	77	124	-	-	124
Depreciation and amortization expense(1)	281	3	-	284	288	-	-	288
Stock-based compensation expense	27	-	-	27	26	-	-	26
Gain on asset disposal and operating lease terminations, net	(7)	-	-	(7)	-	-	-	-
Transaction and other one-time expenses	1	10	-	11	5	-	-	5
Income from equity method investments, net	(57)	-	-	(57)	(74)	-	-	(74)
Distributions from equity method investments(2)	182	-	-	182	224	-	-	224
Pension and other postretirement plans credit, net	(19)	-	-	(19)	(22)	-	-	(22)
Other non-operating expenses, net	1	-	-	1	12	-	-	12
Payments for broadcast rights(1)	(50)	-	-	(50)	(66)	-	-	(66)
Cash interest (expense) income, net	(214)	1	-	(213)	(137)	-	-	(137)
Capital expenditures, excluding station repack and CVR spectrum	(74)	(3)	-	(77)	(62)	-	-	(62)
Capital expenditures related to station repack	-	-	-	-	(1)	-	-	(1)
Proceeds from disposal of assets	7	-	-	7	-	-	-	-
Operating cash income tax (payments) benefit, net(3)	(148)	-	27	(121)	(178)	-	-	(178)

Free cash flow before transaction, one-time and other non-cash items	550	(151)	27	426	762	-	-	762

Less: Transaction and other one-time expenses	(1)	(10)	-	(11)	(5)	-	-	(5)

Free cash flow before non-cash and other items	549	(161)	27	415	757	-	-	757

Add: Pension and other postretirement plans credit, net	19	-	-	19	22	-	-	22
Transaction and other one-time expenses	1	10	-	11	5	-	-	5

Free cash flow	$569	$(151)	$27	$445	$784	$-	$-	$784

Less: Free cash flow attributable to noncontrolling interests	-	(38)	-	(38)	-	-	-	-

Attributable free cash flow(4)	$569	$(113)	$27	$483	$784	$-	$-	$784

_____________________

(1)
Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.
(2)
Excludes Q1 2023 distribution received from our investment in TV Food Network LLC of $69 million related to its accounts receivable securitization program.
(3)
The estimated cash income tax benefit from The CW’s operating results was included in the elimination and other and consolidated columns, but were excluded from the Nexstar, Ex-The CW columns.
(4)
The columns including The CW, reflect the Company’s 75% ownership interest in The CW multiplied by The CW’s pre-tax free cash flow; For Nexstar, Ex-The CW column, reflects 100% of the Company’s free cash flow, as defined.

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